UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
January 2, 2024
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 1, 2024, John Wiley & Sons, Inc. (the “Company”) completed the previously announced sale of its University Services business (the “Transaction”) to Academic Partnerships, LLC, a Delaware limited liability company (“Academic Partnerships”).

Pursuant to the Membership Interest and Asset Purchase Agreement, dated as of November 13, 2023 (as amended, the “Purchase Agreement”), by and among the Company, Academic Partnerships and Education Services Upper Holdings Corp., a Delaware corporation and indirect parent company of Academic Partnerships (“Upper Holdings”), at the closing of the Transaction (the “Closing”), (i) Upper Holdings issued an unsecured promissory note to the Company in an initial aggregate principal amount of $92,944,700.03 (the “Seller Note”), and (ii) TVG-Academic Partnerships Holdings, LLC, a Delaware limited liability company and the ultimate parent company of Academic Partnerships (“TVG Holdings”), issued to the Company a number of common units of TVG Holdings equal to 10% of the total common units outstanding at the Closing.

The principal amount of the Seller Note is subject to (i) increase or decrease based on the outcome of a post-Closing purchase price adjustment, (ii) increase in the event certain third-party customer consents are obtained prior to January 1, 2025, and (iii) increase by the amount of any earn-out payments that are not required to be paid by Academic Partnerships in cash, in each case, in accordance with the Purchase Agreement. The Seller Note has a maturity date that is the earlier of (i) one year after the maturity date of Academic Partnerships’ material secured indebtedness for borrowed money and (ii) January 1, 2031. The Seller Note will bear interest at the rate of 10% per annum commencing on January 2, 2024 (increasing to 12% per annum on and after January 1, 2026). Upper Holdings is required to prepay amounts under the Seller Note upon the occurrence of certain events, including with the proceeds of certain indebtedness incurred by Academic Partnerships and upon a change of control and/or initial public offering (in each case, subject to the exceptions set forth in the Seller Note). The Seller Note contains certain events of default and ongoing negative and affirmative covenants and agreements on the part of Upper Holdings. The negative covenants include, among other things, limitations on the incurrence of indebtedness by Upper Holdings and its subsidiaries, limitations on liens on the assets of Upper Holdings, restrictions on the payment of cash dividends or distributions or other payments in respect of the equity interests of Upper Holdings prior to the repayment in full of the Seller Note and a customary passive holdings requirement.

The foregoing description of the Seller Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Seller Note, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 7.01.

The information included in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not otherwise subject to liabilities under that section, and will not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1     Unsecured Promissory Note issued by Education Services Upper Holdings Corp. in favor of John Wiley & Sons, Inc., dated as of January 1, 2024.

104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Christina Van Tassell
Christina Van Tassell
Executive Vice President and Chief Financial Officer

Dated: January 2, 2024